Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement on Form S-3 of CalAmp Corp. and subsidiaries of our reports dated May 11, 2009, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of CalAmp Corp. and subsidiaries for the year ended February 28, 2009.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ SingerLewak LLP
Los Angeles, California
January 20, 2010